SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) JANUARY 31, 2001

                           SAN JOAQUIN RESOURCES INC.
             (Exact name of registrant as specified in its charter)
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
            NEVADA                                 0-26321                              98-0204105
(State or other jurisdiction of                  (Commission                          (IRS Employer
        incorporation)                           File Number)                      Identification No.)
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    14 INVERNESS DRIVE EAST, BUILDING H, SUITE 236, ENGLEWOOD, COLORADO 80112
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 713-0047

            53 STRATFORD PLACE, S.W. CALGARY, ALBERTA T3H 1H7 CANADA (Former name or former address, if changed since last report)














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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         See Item 5. below.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         See Item 5. below.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         On January 31, 2001, the Registrant entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), under which the Registrant will acquire Pannonian Energy, Inc., a Delaware corporation ("Pannonian"), in a stock-for-stock transaction. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

         The Merger Agreement sets forth the terms and conditions of the merger of a wholly owned subsidiary of the Registrant with and into Pannonian. Upon consummation of the proposed merger, Pannonian will become a wholly owned subsidiary of the Registrant. In the merger, each holder of Pannonian's common stock will have the right to receive approximately 1.74 shares of the Registrant's common stock.

         Consummation of the merger is subject to a number of customary conditions, including the approval of the merger by the shareholders of Pannonian. Pannonian has delivered written proxies from shareholders of Pannonian holding in excess of a majority of all issued and outstanding shares of Pannonian common stock, which are intended to be voted in favor of the merger. A copy of the press release announcing this transaction is included herein as Exhibit 99.1 and is incorporated by reference into this Item 5.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:  Not applicable

         (b)      Pro forma financial information: Not applicable.


                                       2
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         (c)      Exhibits:

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                  REGULATION
                  S-K NUMBER                         DOCUMENT

                     2.1 Agreement and Plan of Reorganization dated January 31, 2001 among San Joaquin Resources Inc., Nampa Oil & Gas Ltd., and
                               Pannonian Energy, Inc.

                    99.1       Press Release dated February 2, 2001
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ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SAN JOAQUIN RESOURCES INC.



February 2, 2001                       By:/s/ MARK A. ERICKSON
                                          --------------------------------------
                                          Mark A. Erickson, President